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                                                                     EXHIBIT n.2


                             EDWARDS & ANGELL, LLP

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COUNSELLORS AT LAW                                     2800 FINANCIAL PLAZA
                                                       PROVIDENCE, RI 02903-2499
since 1894                                             (401) 274-9200
                                                       FAX (401) 276-6611






                                                JANUARY 8, 2003





Nuveen Insured Massachusetts Tax-Free
Advantage Mutual Fund
c/o Vedder, Price, Kaufman & Kammholz
222 N. LaSalle Street
Chicago, Illinois 60601


       RE: Nuveen Insured Massachusetts Tax-Free Advantage Municipal Fund Municipal Auction Rate Cumulative Preferred Shares, Liquidation Preference $25,000 per Share


Ladies and Gentlemen:

We hereby consent, without admitting that we are in the category of persons whose consent is required, to the reference to us as special Massachusetts counsel in your Registration Statement on Form N-2, Amendment No. 1 under the Securities Act of 1933 (File No. 333-100875) and Amendment No. 5 under the Investment Company Act of 1940 (File No. 811-21216), as filed with the Securities and Exchange Commission with respect to the above-referenced securities.


                                                       Very truly yours,

                                                       /s/ Edwards & Angell, LLP
                                                       -------------------------
                                                       Edwards & Angell, LLP